Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 8i Enterprises Acquisition Corp (the “Company”) on Form 10-Q for the quarter ended October 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: December 10, 2019

/s/ Meng Dong (James) Tan
Meng Dong (James) Tan
Chief Executive Officer
(Principal executive officer)

Date: December 10, 2019

/s/ Guan Hong (William) Yap
Guan Hong (William) Yap
Chief Financial Officer
(Principal financial and accounting officer)